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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-91254, 333-102384 and 333-104443) and in the
related Prospectuses, and in the Registration Statement of Form S-8 (Nos. 333-105621) of Vista Gold Corp. (the "Company") of our report dated February 16, 2004, relating to the consolidated financial statements of the Company included in this Annual Report on Form 10-K for the year ended December 31, 2003.

/S/ PRICEWATERHOUSECOOPERS LLP

CHARTERED ACCOUNTANTS
Vancouver, BC, Canada

March 30, 2004